Exhibit 99.1

SPECIAL MEETING OF SHAREHOLDERS OF

CHESAPEAKE LODGING TRUST

SEPTEMBER 10, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL:

The Notice of Special Meeting of Shareholders, proxy statement/prospectus and proxy card are available at https://materials.proxyvote.com/165240

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

∎

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN

1.    Consider and vote on a proposal to approve the merger of Chesapeake Lodging Trust with and into a subsidary of Park Hotels & Resorts Inc. (“Park”) pursuant to the Agreement and Plan of Merger, dated as of May 5, 2019 (the “Merger Agreement”), by and among Park, PK Domestic Property LLC, PK Domestic Sub LLC and Chesapeake Lodging Trust, as it may be amended from time to time (the “Merger Proposal”).

		☐	☐	☐

		FOR	AGAINST	ABSTAIN

2.    Consider and vote upon a non-binding advisory proposal to approve compensation that may be paid or become payable to Chesapeake Lodging Trust’s named executive officers in connection with the Merger, Merger Agreement and the transactions contemplated by the Merger Agreement (the “Chesapeake Compensation Proposal”).

		☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.    Consider and vote upon a proposal to approve one or more adjournments of the Special Meeting of Shareholders of Chesapeake Lodging Trust, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Merger Proposal (the “Chesapeake Adjournment Proposal”).

		☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

∎

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎

∎		∎
ADMISSION TICKET SPECIAL MEETING OF SHAREHOLDERS OF

CHESAPEAKE LODGING TRUST SEPTEMBER 10, 2019 WASHINGTON, DC OFFICES OF POLSINELLI PC

AGENDA

1. MERGER PROPOSAL 2. CHESAPEAKE COMPENSATION PROPOSAL 3. CHESAPEAKE ADJOURNMENT PROPOSAL

Shareholders of record may present this Admission Ticket to the Chesapeake Lodging Trust representative at the entrance to gain admittance to the Special Meeting of Shareholders.

☐	∎

CHESAPEAKE LODGING TRUST

Proxy for Special Meeting of Shareholders on September 10, 2019 Solicited on Behalf of the Board of Trustees

The undersigned hereby appoints James L. Francis, Douglas W. Vicari and Graham J. Wootten, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Common Shares of Beneficial Interest which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Shareholders of Chesapeake Lodging Trust, to be held September 10, 2019 at the offices of Polsinelli PC, 1401 Eye Street, NW, Suite 800, Washington, DC 20005, and at any postponement or adjournments thereof, as follows:

If this proxy is properly executed, but no instruction is indicated, the shares represented by this proxy will be voted “FOR” Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.

(Continued and to be signed on the reverse side.)